CONSTELLATION BRANDS, INC.
                           300 WILLOWBROOK OFFICE PARK
                                FAIRPORT NY 14450



13 January 2003


The Directors
BRL Hardy Limited
Reynell Road
Reynella
South Australia 5161
Australia


                         STRICTLY PRIVATE & CONFIDENTIAL


Gentlemen

We refer to the mutual interest expressed by BRL Hardy Limited ("BRL HARDY") and Constellation Brands, Inc. ("CONSTELLATION") to pursue certain business opportunities, which may include a merger of our respective businesses or part thereof (such activities being referred to in this letter collectively as the "TRANSACTION").

This letter records that in consideration of each of BRL Hardy and Constellation committing time and money in pursuing the Transaction, each agrees as set out in this agreement.

1.          DEFINITIONS

            "AFFILIATE" means, in relation to a party another Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such party.

            "BOARD" means the board of directors of BRL Hardy.

            "CONTROL TRANSACTION" means a transaction (including a takeover bid under chapter 6 of the Corporations Act, a scheme of arrangement under part 5.1 of the Corporations Act, a dual listed company arrangement or any other form of merger or acquisition) which, if completed substantially in accordance with its terms, would result in Constellation or an Affiliate of Constellation acquiring a Relevant Interest in at least 50% of the share capital of BRL Hardy or otherwise acquiring control of BRL Hardy.

            "CORPORATIONS ACT" means the Corporations Act 2001 of the Commonwealth of Australia.

            "CONSTELLATION PREPARATORY COSTS" means:

            (a) advisory costs (including costs of financial advisers, accountancy and tax advisers, legal advisers both in Australia and the United States);

            (b)         costs of Constellation's management and directors' time;

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            (c)         out of pocket expenses including, without limitation,
                        air fares, hotel accommodation, meals and associated expenses incurred by Constellation's management, directors, employees, advisers and agents; and

            (d)         commitment fees and other financing costs,

            in each case, incurred or suffered by Constellation or any of its Affiliates after 1 October 2002 as a result of Constellation pursuing a Transaction, including costs of all preparatory investigations and due diligence undertaken in connection with the proposed Transaction and all costs incurred in negotiating, planning, structuring and preparing to implement and finance the proposed Transaction.

            "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

            "RELEVANT INTEREST" has the meaning given in the Corporations Act.

            "THIRD PARTY CONTROL TRANSACTION" means a transaction (including a takeover bid under chapter 6 of the Corporations Act, a scheme of arrangement under part 5.1 of the Corporations Act, a dual listed company arrangement or any other form of merger or acquisition) which, if completed substantially in accordance with its terms, would result in any Person (other than Constellation or an Affiliate of Constellation) acquiring a Relevant Interest in at least 50% of the share capital of BRL Hardy or otherwise acquiring control of BRL Hardy or all or a substantial part of the business or assets of BRL Hardy (including by way of dual listed company structure).

2.          CONSTELLATION OBLIGATION

            If before 28 February 2003 Constellation does not propose to the Board a Control Transaction on terms which the majority of the Board is prepared to recommend to BRL Hardy shareholders then Constellation must pay BRL Hardy by way of contribution to the expenses incurred by BRL Hardy in pursuing the Transaction the sum of US$1,000,000 provided that Constellation shall not be obliged to make such payment if before 28 February 2003 any Person has announced a Third Party Control Transaction which the majority of the Board is prepared to recommend.

            BRL Hardy may require any payment due under this paragraph to be made by giving written notice to Constellation within one month after 28 February 2003. Payment must be made by Constellation within 5 Business Days after receipt by Constellation of the notice referred to in this paragraph 2.

3.          BRL HARDY OBLIGATION

            If before 28 February 2003 no Control Transaction has been announced by Constellation and:

            (a) before that date any Person announces a Third Party Control Transaction;

            (b) Constellation notifies BRL Hardy in writing that it no longer wishes to pursue a Control Transaction; and

            (c)         either:

                        (i) the Third Party Control Transaction is recommended by a majority of the Board; or

                        (ii) the Third Party Control Transaction is not recommended by a majority of the Board and within 12 months after the date of the announcement of the Third Party Control

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                                  Transaction the Person announcing the Third
                                  Party Control Transaction acquires a Relevant Interest in at least 50% of the share capital of BRL Hardy or otherwise acquires control of BRL Hardy or all or a substantial part of the business or assets of BRL Hardy (including by way of dual listed company structure), then BRL Hardy must pay to Constellation the amount of the Constellation Preparatory Costs incurred by Constellation and its Affiliates before the announcement of the Third Party Control Transaction referred to in this paragraph 3 up to a maximum of US$5,000,000.

            Constellation may require any payment due under this paragraph to be made by so specifying in the notice referred to in paragraph 3(c). Payment must be made by BRL Hardy within 5 Business Days after receipt by BRL Hardy of the notice referred to in this paragraph 3.

4.          COUNTERPARTS, SEVERABILITY AND AMENDMENT

            This letter may be executed in one or more counterparts, all of which taken together shall constitute on and the same letter. Either party may enter into the agreement set forth in this letter by signing any such counterpart. If any provision of this letter is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this letter shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law. Any amendment, modification or waiver of this letter or any part of it must be in writing signed by each of the parties to this letter.

5.          GST

            (a) Terms used in this paragraph 5 have the meanings given to those terms by the A New Tax System (Goods and Services Tax) Act 1999 (as amended from time to time).

            (b) If GST is payable in relation to a supply made under or in connection with this agreement then:

                        (i) any party ("RECIPIENT") that is required to provide consideration to another party ("SUPPLIER") for that supply must pay an additional amount to the Supplier equal to the amount of that GST at the same time as any other consideration is to be first provided for that supply; and

                        (ii) the Supplier will provide a tax invoice to the Recipient no later than the time at which any consideration is to be first provided for that supply.

            (c) If the GST payable in relation to a supply made under or in connection with this agreement varies from the additional amount paid by the Recipient under paragraph 5(b) such that a further amount of GST is payable in relation to the supply, or a refund or credit of GST is obtained in relation to the supply, then the Supplier will provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from, the Recipient. Any payment, credit or refund under this paragraph 5(c) is deemed to be a payment, credit or refund of the additional amount payable under paragraph 5(b).


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6.          GOVERNING LAW AND JURISDICTION

            This letter shall be governed by the laws of the State of South Australia, without regard to conflicts of laws principles. The parties consent to the jurisdiction and venue of the South Australian Supreme Court for any action arising under or in connection with this letter.

Please confirm that this letter is in accordance with BRL Hardy's understanding of our agreement by signing this letter as indicated below.

Very truly yours

CONSTELLATION BRANDS, INC.



By:   /s/ F. Paul Hetterich

Name:  F. Paul Hetterich



Accepted and agreed to as of the date first set forth above

BRL HARDY LIMITED



By: /s/ S. B. Millar

            Name:  S. B. Millar